UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Tandy Brands Accessories, Inc.

(Name of Registrant as Specified In Its Charter)

NSL Capital Management, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Press Release

Source: NSL Capital Management, LLC

NSL Capital to Conduct Proxy Contest to Challenge for Board Seats at Tandy Brands, Sends Notification of Nominees to Tandy Brands Accessories.

NSL Capital Management Hereby Notifies Shareholders of NSL Capital’s Nominees for Tandy Brands Board of Directors Election at 2008 Annual Meeting

Santa Fe, NM, August 19, 2008 --

NSL Capital has advocated for changes, including:

Lowering SG&A Expenses Immediately

Lowering Convention and Lease related expenses

Closing unprofitable lines of business and “right size” SG&A accordingly

Lowering inventory write down risk

Stop losing shareholder money immediately

Possible Liquidation of the Business as last resort – every day that passes by costs shareholders money… drastic change is needed immediately

In addition to the above suggestions, NSL Capital has made several additional recommendations, including:

•	declassifying the Board of Directors so that the entire Board stands for election each year

•	establishing a Board Committee to explore strategic alternatives, including a possible sale of Tandy Brands.

Mr. Levis concluded, “Tandy Brands’ has suffered from poor operating policies and performance for over a decade and has no excuse for shareholder and equity capital losses over the years. The NSL Capital nominees will bring a deeply committed, value oriented owners’ perspective to the various alternatives that could remedy this situation. We will hone in on the capital allocation process at Tandy Brands in an effort to prevent further shareholder losses. Hopefully, the Nominating Committee will do the right thing and support the NSL Capital nominees, thereby avoiding the need for Tandy Brands to defend a proxy contest, which would require Tandy Brands to incur significant expense and which would result in further unnecessary waste of corporate assets.  Tandy Brands has failed their shareholders. The excuses are many and the losses to the bottom line are unacceptable. It is time for a change with a keen eye on the bottom line. Shareholders have suffered long enough and we feel that by running against Britt Jenkins and George Lake for board seats and winning, we will send a clear message to the rest of the board that the shareholders are not going to stand by and watch further destruction and waste of our shareholder equity and intrinsic value. In the last year, TBAC's shareholder equity per share has dropped by nearly 45%. This type of staggering asset value purging loss is clearly unacceptable and must never, ever again, occur at Tandy Brands."

Nicholas Southwick Levis, 29, is the founder and has been since 2005 the Managing Member of NSL Capital Management, LLC, the General Partner of Quark Fund, L.L.C. Mr. Levis also serves as the Portfolio Manager for Topwater Exclusive Fund IV, L.L.C. and is working with private business owners looking to sell their companies. Prior to the founding of NSL Capital Management, LLC, Mr. Levis was regional director with hedge fund firm Lugano Partners, LLC, a fund of hedge funds run by ex Barclay's P.L.C. banker Greg Callegari. From 2002-2007, Mr. Levis has continued to advise private companies on the sale of their businesses, first with Journey International, Inc. and later for his own firm and for hedge fund firm Jaguar Alpha Fund, LLC. Mr. Levis has worked on and is working currently on M&A Advisory engagements totaling over $200MM in gross revenues. Mr. Levis currently manages and/or advises on $30,000,000 in investor assets following the deep value discipline of Benjamin Graham. Mr. Levis holds a Bachelor of Science Degree in Finance from Arizona State University, where he cofounded the Graham Dodd Society, a group of students devoted to the study of deep value, bottom up investing.

Evan Kagan Esquire, 30, is the founder and principle of Safaa Business Ventures an M&A advisory firm which has worked on deals from $2MM to $72MM in value. Mr. Kagan is a bar certified attorney with a strong background in value investing, law, and business management. Mr. Kagan currently advises large investor groups and individuals in real estate related and aviation related transactions. Mr. Kagan's advisory services include merger and acquisition services, growth strategy, corporate finance and succession planning. Kagan chooses his assignments carefully and works closely with ownership and key management to develop a business and strategic plan that satisfies the highly individualized needs of both buyers and sellers. Mr. Kagan has served in the U.S. Army and holds a Bachelor's Degree from Bucknell University.

Evan Kagan does not own shares of Tandy Brands at this time. (0 Shares of TBAC), but as an advisor to NSL Capital Management and as legal council to NSL Capital Management which owns nearly 7% of TBAC common stock, Evan’s interests are aligned with TBAC minority shareholders.

Evan Kagan is an Attorney having the following address:

Business Adress:

101 NE 3rd Avenue suite 1830

Fort Lauderdale, FL 33301

Home address

1310 SW 2nd Court Unit 112

Fort Lauderdale, FL 33301

NSL Capital Management, LLC is an investment firm/hedge fund firm owned and operated by Nick Levis and is managing member of Quark Fund, LLC holds 370,000 shares of TBAC Common Stock. Topwater Exclusive Fund IV is a managed account managed by NSL Capital Management and holds 97,000 shares of TBAC Common Stock.

Nick Levis effectively controls 467,000 shares of TBAC common stock.

NSL Capital is a Santa Fe, NM based investment management firm.
NSL Capital Management, LLC
303 E Berger Street
Santa Fe, NM 87505
Nick Levis, Managing Member
505-660-2179
www.levisfundmanagement.com

This press release may be deemed to be solicitation material with respect to the candidates proposed by NSL Capital Management for the Tandy Brands' Board of Directors. In connection with the proposed candidates, NSL Capital Management, LLC intends to file a proxy statement with the Securities and Exchange Commission ("SEC"), to be distributed to the shareholders of Tandy Brands in connection with the election of directors at the 2008 Annual Meeting. SHAREHOLDERS OF TANDY BRANDS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CANDIDATES. The proxy statement will be mailed to shareholders of Tandy Brands and shareholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov . In addition, investors may obtain free copies of the documents filed with the SEC by NSL Capital Management by contacting: Nick Levis, Managing Member, NSL Capital Management, LLC, 303 E Berger Street, Santa Fe, NM 87505, telephone: 505-660-2179. NSL CAPITAL IS NOT CURRENTLY ENGAGED IN A SOLICITATION OF PROXIES OF THE SHAREHOLDERS OF TANDY BRANDS IN CONNECTION WITH THE ELECTION OF DIRECTORS AT THE 2008 ANNUAL MEETING . If a proxy solicitation commences, NSL Capital Management and its members and employees may be deemed to participate in the solicitation of proxies.